Exhibit 10.1

AMENDMENT NO. 8 TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 8 (the “Amendment”) dated as of April 20, 2018 to that certain Employment Agreement dated as of January 1, 1998, as the same may have been amended (the “Employment Agreement”) by and between Steven Madden, Ltd., a Delaware corporation (the “Company”) and Arvind Dharia, an individual (the “Executive” and together with the Company, the “Parties”). Capitalized terms used and not defined herein shall have the meanings assigned thereto in the Employment Agreement.

WITNESSETH:

WHEREAS, the Company desires to secure the continued services of Executive upon the terms and conditions set forth hereinafter; and

WHEREAS, the Executive desires to continue to render services to the Company upon the terms and conditions set forth hereinafter; and

WHEREAS, the Executive and the Company desire to amend certain terms of the Employment Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Effective as of January 1, 2018, the Employment Agreement is amended as follows:
a.	Section 3 of the Employment Agreement shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

“Section 3. Term of Employment. The term of Executive’s Employment, unless sooner terminated in accordance with the provisions set forth herein, shall be for the period commencing on January 1, 2018 and terminating on December 31, 2020 (the “Term”).

b.	Section 4.1 of the Employment Agreement shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

“Section 4.1. Salary. The Company shall pay to Executive an annual base salary of $582,455.00 for the period commencing January 1, 2018 and ending December 31, 2018. The Company shall pay Executive an annual base salary of $611,577.75 for the period commencing January 1, 2019 and ending December 31, 2019. The Company shall pay to Executive an annual base salary of $642,156.64 for the period commencing January 1, 2020 and ending December 31, 2020.”

c.	The Executive shall receive a grant of Twelve Thousand Five Hundred (12,500) shares of restricted stock on May 1, 2018. One third of the total grant shall vest on December 15, 2018, the next third shall vest on December 15, 2019, and the final third shall vest on December 15, 2020.
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2.	Except as hereinabove modified, the Parties shall continue to be bound by all of the terms and provisions of the Employment Agreement, and in all other respects, the Employment Agreement, as amended hereby, shall remain in full force and effect in accordance with the terms thereof. A copy of this Amendment signed electronically by .pdf shall be deemed an original.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment No. 8 as of the date first set forth above.

STEVEN MADDEN, LTD.

/s/ Awadhesh Sinha
Awadhesh Sinha, Chief Operating Officer

/s/ Arvind Dharia
Arvind Dharia
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